Exhibit 16.1

Deloitte & Touche LLP
Brickell World Plaza

600 Brickell Avenue,

Ste 3700

Miami, FL 33131-3090
USA

Tel: +1 305 372 3100
www.deloitte.com

July 16, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of MSP Recovery Inc.'s Form 8-K dated July 16, 2025, and have the following comments:

1.
We agree with the statements made in paragraphs 2, 3, 4, 5 and 6.
2.
We have no basis on which to agree or disagree with the statements made in paragraphs 1 and 7.

Yours truly,

/s/ Deloitte & Touche LLP